Annuitant    oJOHN DOE               o35 - oMALE    AGE - SEX
            Contract Number    oSPECIMEN               oMAR. 1, 2000  ISSUE DATE

[GRAPHIC OMITTED-GUARDIAN]

Read this contract carefully. This contract is a legal contract between the owner and The Guardian Insurance & Annuity Company, Inc. (GIAC).

GIAC will pay the benefits provided by this contract in accordance with its provisions. The entire contract consists of the Basic Contract and any attached endorsements, additional benefit riders, and application(s). This contract is issued by GIAC at its Customer Service Office on the Issue Date. GIAC's home office is 1209 Orange Street, Wilmington, Delaware 19801. However, GIAC receives all communications at its Customer Service Office.

                [ILLEGIBLE]                              [ILLEGIBLE]


                 Secretary                                President

Checked by

Under this contract, flexible premium payments may be made before the Annuity Commencement Date. On the Annuity Commencement Date, GIAC will begin to make monthly annuity payments. Benefits depend, among other things, on the number and value of Accumulation Units and the annuity payout option elected. Death benefit proceeds are payable on or before the Annuity Commencement Date.

ALL VALUES PROVIDED BY THIS CONTRACT WHICH ARE BASED ON THE INVESTMENT EXPERIENCE OF A SEPARATE ACCOUNT ARE VARIABLE, MAY INCREASE OR DECREASE DAILY, AND ARE NOT GUARANTEED. SEE "ACCUMULATION VALUE" ON PAGE 11 AND "PAYMENT OF CONTRACT PROCEEDS" ON PAGE 13 FOR A DESCRIPTION OF THE VARIABLE VALUES AND PAYMENTS PROVIDED UNDER THIS CONTRACT.

RIGHT TO CANCEL:

The owner has the right to examine this contract and return it for cancellation to GIAC's Customer Service Office or to the agent from whom it was purchased within 10 days after receiving it. The contract and a cancellation notice must be delivered or mailed to cancel this contract. Any notice given by mail is effective upon being postmarked, properly addressed, and postage prepaid. If this contract is returned during this period, GIAC will pay to the owner the amount described in "RIGHT TO CANCEL - CONTINUED" on Page 3. The contract will be void from the beginning.

Individual Flexible Premium Deferred Variable Annuity Contract

            o Premiums payable before the Annuity Commencement Date, in accordance with contract provisions
            o     Monthly annuity payments begin on the Annuity Commencement
                  Date
            o Benefits based on the investment experience of a Separate Account are variable and are not guaranteed
            o     Non-participating - No dividends payable

                          GUIDE TO CONTRACT PROVISIONS

                                    1. Definitions
                                    2. Owner and Beneficiary
                                    3. Annuity Benefit
                                    4. Death Benefits
                                    5. Premiums
                                    6. The Separate Account
                                    7. Transfers
                                    8. Accumulation Value
                                    9. Surrenders and Withdrawals
                                    10. Payment of Contract Proceeds
                                    11. General Provisions

Any endorsements, additional benefit riders, and applications which are attached to this contract follow.

An Index appears on the inside of the back cover.

                                  CONTRACT DATA
                             (CONTINUED ON PAGE 3.1)

                ANNUITANT    [JOHN DOE]                [35-MALE]      AGE - SEX
          CONTRACT NUMBER    [SPECIMEN]           [MAR. 1, 2000]      ISSUE DATE
ANNUITY COMMENCEMENT DATE    [MAR. 1, 2030]
                    OWNER    [JOHN DOE]

BENEFICIARY         THE BENEFICIARY(IES) NAMED IN THE APPLICATION ATTACHED TO
                    THIS CONTRACT, UNLESS SUBSEQUENTLY CHANGED.

RIGHT TO CANCEL - CONTINUED
IF THIS CONTRACT IS RETURNED DURING THE RIGHT TO CANCEL PERIOD, GIAC WILL PAY TO THE OWNER AN AMOUNT EQUAL TO THE SUM OF:

      o THE DIFFERENCE BETWEEN ANY PREMIUM(S) PAID, INCLUDING ANY CONTRACT FEE OR CONTINGENT DEFERRED SALES CHARGE, AND THE AMOUNTS ALLOCATED TO THE CONTRACT'S ALLOCATION OPTIONS; AND
      o THE ACCUMULATION VALUE OF THE CONTRACT ON THE DATE GIAC RECEIVES THE RETURNED CONTRACT AND CANCELLATION NOTICE AT ITS CUSTOMER SERVICE OFFICE.
THE ABOVE AMOUNT PAYABLE WILL BE REDUCED BY THE VALUE OF ANY INVESTMENT CREDIT(S) ON THE DATE GIAC RECEIVES THE RETURNED CONTRACT AND CANCELLATION NOTICE. GIAC WILL RETURN TO THE OWNER ANY MORTALITY AND EXPENSE RISK CHARGE AND ADMINISTRATIVE EXPENSE CHARGE ASSESSED ON THE VALUE OF THE INVESTMENT CREDIT PRIOR TO RECEIPT OF THE RETURNED CONTRACT AND CANCELLATION NOTICE.

                                * * PREMIUMS * *
INITIAL CONTRACT PREMIUM     [$25,000.00]

ADDITIONAL CONTRACT PREMIUMS MAY BE PAID TO GIAC BEFORE THE ANNUITY COMMENCEMENT DATE IN ACCORDANCE WITH "PREMIUMS" ON PAGE 8. DURING THE FIRST CONTRACT YEAR, AN INVESTMENT CREDIT OF 3% OF EACH NET PREMIUM PAYMENT MADE WILL BE CREDITED TO THE CONTRACT.

               * * INITIAL NET PREMIUM ALLOCATION INFORMATION * *
THE INITIAL NET PREMIUM IS THE INITIAL CONTRACT PREMIUM, LESS ANY APPLICABLE ANNUITY TAXES. THE INITIAL NET PREMIUM IS ALLOCATED AS FOLLOWS:

[The Guardian Stock Fund                      XX%]       [Aggressive Growth Portfolio of the
[The Guardian Bond Fund                       XX%]       Janus Aspen Series                             XX%]
[The Guardian Cash Fund                       XX%]       [Capital Appreciation Portfolio of the
[The Guardian Small Cap Stock Fund            XX%]       Janus Aspen Series                             XX%]
[The Guardian VC 500 Index Fund               XX%]       [Flexible Income Portfolio of the
[The Guardian VC Asset Allocation Fund        XX%]       Janus Aspen Series                             XX%]
[The Guardian VC High Yield Bond Fund         XX%]       [Growth and Income Portfolio of the
[Baillie Gifford International Fund           XX%]       Janus Aspen Series                             XX%]
[Baillie Gifford Emerging Markets Fund        XX%]       [Worldwide Growth Portfolio of the
[AIM V.I. Aggressive Growth Fund of AIM                  Janus Aspen Series                             XX%]
Variable Insurance Funds, Inc.                XX%]       [MFS Capital Opportunities Series of the
[AIM V.I. Growth Fund of AIM                             MFS Variable Insurance Trust                   XX%]
Variable Insurance Funds, Inc.                XX%]       [MFS Global Government Series of the
[AIM V.I. Government Securities Fund of AIM              MFS Variable Insurance Trust                   XX%]
Variable Insurance Funds, Inc.                XX%]       [MFS Growth With Income Series of the
[AIM V.I. Value Fund of AIM                              MFS Variable Insurance Trust                   XX%]
Variable Insurance Funds, Inc.                XX%]       [MFS Emerging Growth Series of the
[Fidelity VIP Balanced Portfolio              XX%]       MFS Variable Insurance Trust                   XX%]
[Fidelity VIP II Contrafund Portfolio         XX%]       [MFS New Discovery Series of the
[Fidelity VIP Equity-Income Portfolio         XX%]       MFS Variable Insurance Trust                   XX%]
[Fidelity VIP III Growth Portfolio            XX%]       [Value Line Centurion Fund                     XX%]
                                                         [Value Line Strategic Asset Management Trust   XX%]

                                  CONTRACT DATA

The following appears only if the Enhanced Death Benefit rider is attached to a contract:
                       [* * ADDITIONAL BENEFIT RIDERS * *

THIS CONTRACT INCLUDES AN ENHANCED DEATH BENEFIT RIDER. SEE "CHARGES AND EXPENSES" BELOW FOR ADDITIONAL INFORMATION.]

                      * * CONTRACT CHARGES AND EXPENSES * *
CONTINGENT DEFERRED SALES CHARGES: IF THE OWNER MAKES A PARTIAL WITHDRAWAL OR SURRENDERS THE CONTRACT, A CONTINGENT DEFERRED SALES CHARGE MAY BE INCURRED AGAINST AMOUNTS WITHDRAWN OR SURRENDERED DURING THE FIRST FOUR CONTRACT YEARS. A CONTINGENT DEFERRED SALES CHARGE WILL NOT APPLY TO AMOUNTS WITHDRAWN OR SURRENDERED AFTER THE FIRST FOUR CONTRACT YEARS.

THE MAXIMUM CONTINGENT DEFERRED SALES CHARGE WHICH GIAC MAY IMPOSE IS 3% OF THE LESSER OF: 1) THE TOTAL OF ALL PREMIUM PAYMENTS MADE WITHIN THE FIRST CONTRACT YEAR; OR 2) THE AMOUNT WITHDRAWN OR SURRENDERED. SEE "CONTINGENT DEFERRED SALES CHARGES" ON PAGE 12 FOR ADDITIONAL INFORMATION.

DAILY CHARGES: DURING THE FIRST FOUR CONTRACT YEARS, GIAC WILL ASSESS A DAILY CHARGE OF .000042797 OF THE VALUE OF THE ASSETS ALLOCATED TO EACH VARIABLE INVESTMENT OPTION FOR ITS ASSUMPTION OF MORTALITY AND EXPENSE RISKS. ON AN ANNUAL BASIS, THIS CHARGE IS EQUAL TO 1.55% OF THE VALUE OF THE ASSETS ALLOCATED TO THESE VARIABLE INVESTMENT OPTIONS.

DURING THE FIFTH AND LATER CONTRACT YEARS, GIAC WILL ASSESS A DAILY CHARGE OF
 .000040016 OF THE VALUE OF THE ASSETS ALLOCATED TO EACH VARIABLE INVESTMENT OPTION FOR ITS ASSUMPTION OF MORTALITY AND EXPENSE RISKS. ON AN ANNUAL BASIS, THIS CHARGE IS EQUAL TO 1.45% OF THE VALUE OF THE ASSETS ALLOCATED TO THESE VARIABLE INVESTMENT OPTIONS. GIAC WILL ASSESS A DAILY CHARGE OF .000005485 OF THE VALUE OF THE ASSETS ALLOCATED TO EACH VARIABLE INVESTMENT OPTION FOR ADMINISTRATIVE EXPENSES INCURRED BY GIAC. ON AN ANNUAL BASIS, THIS CHARGE IS EQUAL TO .20% OF THE VALUE OF THE ASSETS ALLOCATED TO THESE VARIABLE INVESTMENT OPTIONS. SEE "NET INVESTMENT FACTOR" ON PAGE 11 FOR ADDITIONAL INFORMATION.

The following appears only if the Enhanced Death Benefit rider is attached to a contract:

[GIAC WILL ASSESS A DAILY CHARGE OF .000006858 OF THE VALUE OF THE ASSETS ALLOCATED TO EACH VARIABLE INVESTMENT OPTION FOR EXPENSES RELATED TO THE PROVISION OF THIS BENEFIT. ON AN ANNUAL BASIS, THIS CHARGE IS EQUAL TO .25% OF THE VALUE OF THE ASSETS ALLOCATED TO THESE VARIABLE INVESTMENT OPTIONS. SEE THE ENHANCED DEATH BENEFIT RIDER FOR ADDITIONAL INFORMATION.]

CONTRACT FEE: GIAC WILL DEDUCT AN ANNUAL CONTRACT FEE OF $35 ON EACH CONTRACT ANNIVERSARY ON OR BEFORE THE ANNUITY COMMENCEMENT DATE. IF A CONTRACT IS SURRENDERED ON A DATE OTHER THAN ON A CONTRACT ANNIVERSARY, GIAC WILL DEDUCT THE CONTRACT FEE ON THE DATE OF SURRENDER. SEE "CONTRACT FEE" ON PAGE 11 FOR ADDITIONAL INFORMATION.

TRANSFER CHARGE: GIAC RESERVES THE RIGHT TO CHARGE A MAXIMUM OF $25 FOR ANY TRANSFER TRANSACTION.

                                      * * *

ALL COMMUNICATIONS WITH GIAC SHOULD BE DIRECTED TO THE CUSTOMER SERVICE OFFICE ADDRESS SHOWN ON THE FRONT COVER.

 TO OBTAIN INFORMATION ABOUT YOUR COVERAGE YOU MAY CALL YOUR AGENT, OR GIAC AT:
                                [1-800-221-3253]


                                    Page 3.1

                                 1. DEFINITIONS

Certain important terms used in this contract are defined below. Additional terms, not explained here, are defined in other parts of this contract.

Accumulation Unit: A unit of measure used to determine the value of the owner's interest under this contract before the Annuity Commencement Date.

Accumulation Value: The value attributable to this contract. The Accumulation Value is the sum of the values attributable to the Variable Investment Options.

Allocation Options: This contract's Allocation Options consist of the Variable Investment Options.

Annuity Commencement Date: The date on which monthly annuity payments under this contract begin. The Annuity Commencement Date is shown on page 3.

Annuity Unit: A unit of measure used to determine the amount of any variable annuity payment.

Basic Contract: This contract excluding any additional benefit riders or endorsements.

Contingent Annuitant: A contingent annuitant is the person named in the application by the owner to become the annuitant if the annuitant dies before the Annuity Commencement Date.

Contract Anniversary: The annual anniversary measured from this contract's Issue Date.

Good Order: Notice from any party authorized to initiate a contract transaction under this contract, received at the Customer Service Office in a format satisfactory to GIAC, that includes all information required by GIAC to process a transaction under this contract.

Internal Revenue Code: The Internal Revenue Code of 1986, as amended, and the rules and regulations thereunder, and successor provisions thereto.

Investment Credit: During the first contract year, a credit of 3% of each Net Premium payment that is credited to this contract, at the time a Net Premium payment is allocated to this contract's Allocation Options.

Issue Date: The date this contract is issued by GIAC at its Customer Service Office. The Issue Date is shown on page 3. Contract years are measured from the Issue Date.

Monthly Anniversary: The same date of each calendar month as the Issue Date, or the last date of a calendar month, if earlier.

Net Premium: A premium paid by the owner to GIAC in accordance with this contract's provisions, less annuity taxes, if any.

Reset Date: The first reset date occurs on the seventh Contract Anniversary. Thereafter, each reset date occurs on each subsequent seventh Contract Anniversary.

Unliquidated Net Premiums: The total amount of all Net Premiums paid under this contract that have not been withdrawn.

Valuation Date: A date on which Accumulation Unit values are determined. Accumulation Unit values are determined on each date on which the New York Stock Exchange or its successor is open for trading. Valuations for any date other than a Valuation Date will be determined on the next Valuation Date.

Valuation Period: The period between two successive Valuation Dates, beginning after 4:00 P.M. New York City time on each Valuation Date and ending at 4:00 P.M. New York City time on the next succeeding Valuation Date.

Variable Investment Options: The investment divisions of The Guardian Separate Account F.


                                     Page 4                     oCONTRACT NUMBER

                            2. OWNER AND BENEFICIARY

Owner

The owner is named in the application or in any later change shown in GIAC's records. While the annuitant is living, prior to the Annuity Commencement Date, and subject to any assignment on file with GIAC, the owner alone has the right to receive all benefits and exercise all rights this contract grants or GIAC allows. After the death of the annuitant, the beneficiary is the owner.

Joint Owners

If more than one person is named as owner in the application or in any later change shown in GIAC's records, GIAC considers them to be joint owners.

Each joint owner will possess an undivided interest in the contract. Any written request for a contract transaction must be signed by each joint owner named in GIAC's records. Unless otherwise provided, if a joint owner dies, ownership passes to the surviving joint owner(s). When the last joint owner dies, ownership passes to the beneficiary. If no beneficiary is named, ownership passes to the estate of the last surviving joint owner. If there are joint owners, all references to "owner" are deemed to include all joint owners, unless otherwise specified.

Contingent Annuitant

The owner may name a contingent annuitant. If he or she wishes to do so, the contingent annuitant must be named in the application. Only the owner may change a contingent annuitant. If a contingent annuitant is named in the application and the annuitant dies prior to the Annuity Commencement Date, the contingent annuitant will become the annuitant.

The owner's right to name a contingent annuitant may be restricted under the provisions of a retirement or deferred compensation plan for which this contract is issued. A contingent annuitant may be named only if the owner and annuitant are not the same person, and if permitted by the laws of the jurisdiction in which this contract is issued.

Beneficiary

The beneficiary is named by the owner(s) in the application or in any later change shown in GIAC's records. If the annuitant dies before the Annuity Commencement Date, GIAC will pay the death benefit to the beneficiary, as described in "Death Benefits" on page 7. If the annuitant dies after the Annuity Commencement Date, any remaining benefit payable under Options V-2 or V-4 of "Variable Annuity Payout Options" on page 13 or Option F-2 of "Fixed Annuity Payout Options" on page 14 that falls due after the annuitant's death will be paid to the beneficiary.

Unless otherwise provided, in order to receive the death benefit at the annuitant's death, a beneficiary must be living on the earlier of:
      o the date proof of the annuitant's death is received in Good Order at GIAC's Customer Service Office; or
      o     the 15th day after the death of the annuitant.

Unless otherwise provided, if no named beneficiary is living on such earlier date, the owner is the beneficiary.

Contingent Beneficiary

A numbered sequence may be used to name contingent beneficiaries. The beneficiary is the living person(s) designated by the lowest number in the sequence.

Concurrent Beneficiary

If more than one person is named with no number or the same number, GIAC considers them to be concurrent beneficiaries. Shares are equal, unless otherwise specified. If shares are equal, the share of a concurrent beneficiary who predeceases both the owner and the annuitant will be shared equally by the surviving concurrent beneficiaries. If unequal shares are specified and a concurrent beneficiary predeceases both the owner and the annuitant, the beneficiary of that share will be the owner.

Change of Owner or Beneficiary

Before the Annuity Commencement Date, the owner may change the ownership of this contract by a written request in Good Order. Such change may be subject to state and federal gift taxes and federal income taxes. Subject to any existing assignment, the owner may change the beneficiary during the lifetime of the annuitant. The change will take effect as of the date the request is signed, whether or not the owner or annuitant is living when GIAC receives the request in Good Order at its Customer Service Office. However, the change will not apply to any payments made or actions taken by GIAC before the request is received.

Assignment

No assignment will bind GIAC unless it is received at GIAC's Customer Service Office in Good Order and is accepted by GIAC. An assignment must be signed and dated by both the assignor and the assignee and, as applicable, by the beneficiary. The rights of any owner or beneficiary and the entire contract, as defined in "The Contract" on page 18, will be subject to the assignment. GIAC will rely solely on the assignee's statement as to the amount of the assignee's interest. GIAC will not be responsible for any tax consequences arising from or the validity of any assignment, or for any actions taken in reliance on the validity of the assignment.


                                     Page 5                     oCONTRACT NUMBER

Unless otherwise provided, the assignee may exercise all rights this contract grants except:
      o     the right to change the owner or beneficiary; and
      o     the right to elect an annuity payout option.

Assignments are subject to all payments made or actions taken by GIAC on or before the date GIAC accepts the assignment at its Customer Service Office.

                               3. ANNUITY BENEFIT

Annuity Benefit

GIAC will make monthly annuity payments to the owner starting on the Annuity Commencement Date shown on page 3 if:
            o     the annuitant is then living; and
            o     this contract is in force on that date.

The Annuity Commencement Date cannot be later than the annuitant's 90th birthday. On the Annuity Commencement Date, the amount of the first monthly annuity payments will be calculated by applying the contract's Accumulation Value, less annuity taxes, if any, under Option V-2 of "Variable Annuity Payout Options" on page 13, unless another option is elected. The payment amounts will vary according to the annuitant's age and sex. Under Option V-2, payments are guaranteed for a period of 10 years. If the annuitant dies before the end of the guaranteed period, GIAC will pay the balance of the payments to the beneficiary for the remainder of that period, unless the beneficiary elects to be paid the present value of the then current dollar amount of the remaining annuity payments in a lump sum. GIAC will begin making such payment(s) to the beneficiary upon GIAC's receipt at its Customer Service Office of proof of death in Good Order. See "Payment of Contract Proceeds" on page 13 for an explanation of how monthly annuity payments are determined.

Change of Annuity Commencement Date or Annuity Payout Option

If GIAC consents, the owner may change the Annuity Commencement Date to a date not later than the annuitant's 90th birthday. The owner may also change any elected annuity payout option before the Annuity Commencement Date. In order to effect either of these changes, GIAC must receive the owner's request in Good Order at its Customer Service Office at least 60 days before the Annuity Commencement Date.


                                     Page 6                     oCONTRACT NUMBER

                                4. DEATH BENEFITS

Notwithstanding any provision of this contract to the contrary, no payment of benefits provided under the contract will be allowed that does not satisfy the requirements of section 72(s) of the Internal Revenue Code, as amended from time to time, for contracts issued with a non-qualified status.

Death of Annuitant Before Annuity Commencement Date When the Annuitant is Not an Owner

If the annuitant dies before the Annuity Commencement Date and the annuitant is not an owner, a death benefit becomes payable to the beneficiary, unless the owner has also named a contingent annuitant. In such case, the death benefit is payable prior to the Annuity Commencement Date upon the death of the later to survive of the annuitant and contingent annuitant.

If the beneficiary predeceases the annuitant, then the death benefit will be paid to the contingent beneficiary, if any. If no contingent beneficiary(ies) is named, then the death benefit will be paid to the owner or, if the owner is no longer living, to the owner's estate. GIAC will make such payment upon receipt at its Customer Service Office of proof in Good Order that the death occurred before the Annuity Commencement Date.

If the annuitant's death occurs prior to attainment of age 85, the death benefit payable will be the greatest of:
      o the Accumulation Value of the contract as of the end of the Valuation Period during which GIAC received proof of death in Good Order, less annuity taxes, if any; or
      o the total amount of premiums paid, less any partial withdrawals and any contingent deferred sales charges paid thereon, and annuity taxes, if any; or
      o the Accumulation Value of the contract as of the Reset Date immediately preceding the annuitant's date of death, plus any Net Premiums paid subsequent to such Reset Date, less the amount of all partial withdrawals subsequent to such Reset Date, any contingent deferred sales charges paid thereon, and annuity taxes, if any.

If the annuitant is age 80 or older on the Issue Date, then the death benefit payable will be the Accumulation Value as of the end of the Valuation Period during which GIAC received proof of death in Good Order, less annuity taxes, if any.

If the annuitant dies on or after attainment of age 85, the death benefit payable will be the Accumulation Value as of the end of the Valuation Period during which GIAC received proof of death in Good Order, less annuity taxes, if any.

The death benefit will be paid in one sum unless:
            o the owner has elected an annuity payout option for the death benefit that is received at GIAC's Customer Service Office in Good Order at least three business days prior to the date the proceeds are paid; or
            o the owner has not otherwise elected an annuity payout option and the beneficiary has elected an annuity payout option for the death benefit that is:
            o received at GIAC's Customer Service Office in Good Order at least three business days prior to the date the proceeds are paid; and
            o received at GIAC's Customer Service Office in Good Order within one year of the annuitant's death.

Death of An Owner

If an owner and the annuitant are the same person, and such person dies before the Annuity Commencement Date, then the death benefit becomes payable to the beneficiary, as described in "Death of Annuitant Before Annuity Commencement Date When the Annuitant is Not an Owner" above, except that the death benefit must be distributed in accordance with the "Special Rules" described below. If an owner and the annuitant are the same person and such person dies on or after the Annuity Commencement Date, then any remaining benefit under Options V-2 or V-4 of "Variable Annuity Payout Options" on page 13 or Option F-2 of "Fixed Annuity Payout Options" on page 14, will be paid to the beneficiary.

If an owner and the annuitant are not the same person and that owner dies, then the joint owner(s), if any, becomes the new owner(s). If no joint owner(s) is named, then the beneficiary becomes the new owner.

Special Rules

If any owner dies before the Annuity Commencement Date, this contract's entire interest must be distributed within five years of that owner's date of death. If any owner dies on or after the Annuity Commencement Date but before the entire contract has been distributed, the remaining portion must be distributed at least as rapidly as under the method of distribution in effect as of the date of such owner's death. The distribution requirements set forth above will be considered satisfied as to any portion of the deceased owner's interest which:
      o     is payable to or for the benefit of any new owner; and
      o will be distributed over the life of any such new owner, or over a period not extending beyond the life expectancy of any new owner;

provided such distributions begin within one year of the deceased owner's death.


                                     Page 7                     oCONTRACT NUMBER

In addition, if any new owner is the surviving spouse of the deceased owner:
      o     this contract may be continued in the name of the spouse as owner;
            and
      o these distribution rules will be applied by treating the spouse as the owner.

If any owner is not an individual, the annuitant will be treated as owner for purposes of these distribution requirements and any change in or death of the annuitant will be treated as the death of an owner.

                                   5. PREMIUMS

GIAC will accept premiums under this contract at any time before the Annuity Commencement Date while the annuitant and all owners are living. All premiums are payable at GIAC's Customer Service Office. Upon request, GIAC will give the owner a receipt signed by one of its officers. The initial contract premium shown on page 3 is due on the Issue Date and is payable in advance.

The minimum amount of any additional premium payment is $100, unless this contract is purchased by or in connection with an employer-sponsored plan or through employee payroll deductions. In such cases, there is no minimum additional premium payment amount. The maximum amount of total premiums paid in any contract year after the first is $1,000,000. This maximum may only be exceeded with GIAC's written consent.

Allocation of Net Premiums

The owner may allocate all or part of a Net Premium to this contract's Allocation Options. GIAC reserves the right to limit the number of Allocation Options into which the value of the contract and any Net Premiums paid may be invested at a given time.

Allocation will be based on the percentages designated in the application, or as subsequently changed by the owner. GIAC will change the allocation percentages applicable to future payments of Net Premiums upon receipt of the owner's request in Good Order at its Customer Service Office.

Net Premiums will be applied to purchase Accumulation Units as described on page 11.

Investment Credits

GIAC credits an Investment Credit of 3% of each Net Premium payment to the contract during the first contract year. Each Investment Credit is credited to the contract when the applicable Net Premium payment is allocated to the Allocation Options. Investment Credits are applied pro-rata to the Allocation Options in the same ratio as the applicable Net Premium payment. If this contract is returned during the Right to Cancel period, GIAC will return to the owner any mortality and expense risk charge and any administrative expense charge assessed on the value of the Investment Credit prior to receipt of the returned contract and cancellation notice.


                                     Page 8                     oCONTRACT NUMBER

                                  6. THE SEPARATE ACCOUNT

The Guardian Separate Account F

The Variable Investment Options under this contract are funded by The Guardian Separate Account F (Account F). Account F is a separate investment account established by GIAC under the laws of the state of Delaware. Account F is subject to the laws of the jurisdiction in which this contract is issued.

Account F is registered as a unit investment trust with the Securities and Exchange Commission (SEC) under the Investment Company Act of 1940 (the 1940
Act).

Account F is treated as a division of GIAC and is used to provide values and benefits for variable annuity contracts only. GIAC owns the assets in Account F. The assets in Account F are kept separate from:
      o     GIAC's general account; and
      o     GIAC's other separate accounts.

Assets equal to the reserves and contract liabilities of Account F will not be charged with liabilities that arise from any other business GIAC may conduct. GIAC may transfer assets in excess of the reserves and contract liabilities of Account F to the general account. Income and realized and unrealized gains and losses from assets in each Variable Investment Option in Account F are credited to or charged against such Variable Investment Option without regard to income and realized and unrealized gains or losses in Account F's other Variable Investment Options or GIAC's general account or other separate accounts. The valuation of all assets in Account F will be determined in accordance with all applicable laws and regulations.

Investment Divisions

Account F consists of several investment divisions or Variable Investment Options. Each investment division of Account F invests in shares of a registered investment company. Such a company may include a mutual fund or a separate investment portfolio of a mutual fund, each of which is managed by an investment adviser registered under the Investment Advisers Act of 1940.

The investment divisions available on the Issue Date are listed in the then current prospectus for Account F as it relates to this contract. Each underlying investment company is more fully described in a separate prospectus. Any investment adviser's fee, if applicable, is described in the appropriate prospectus.

Rights Reserved

GIAC reserves the right to take certain actions which it deems:
      o necessary to serve the best interests of the owner and any beneficiary; and
      o     appropriate to carry out the purposes of this contract.

GIAC will exercise its reserved rights only when permitted by applicable law. When required by law, GIAC will obtain approval by the owner, the SEC, or any appropriate regulatory authority. Examples of actions GIAC may take include:
      o     deregistering Account F under the 1940 Act;
      o operating Account F in any form permitted under the 1940 Act, or in any other form permitted by law;
      o taking any action necessary to comply with or obtain and continue any exemptions from the 1940 Act;
      o     transferring any assets in an investment division:
            o     into another investment division; or
            o     into one or more separate accounts; or
            o     into GIAC 's general account;
      o     adding, combining, or removing investment divisions in Account F;
      o substituting, for the contract values held in any investment division, the shares of another class issued by a mutual fund in which such values are invested or the shares of another investment company or any other investment permitted by law;
      o making any other necessary technical changes in this contract in order to conform with any action this provision permits GIAC to take;
      o adding to, eliminating, or suspending the owner's ability to allocate Net Premiums or transfer Accumulation Value amounts into any Variable Investment Option;
      o modifying this contract as necessary in order to preserve the favorable tax treatment currently accorded this contract, including to prevent the owner from being considered the owner of the assets in Account F.

GIAC will notify the owner if any of these actions result in a material change in the underlying investments of any investment division to which part of this contract's Accumulation Value is allocated. Details of any such change in the underlying investments of an investment division of Account F will be filed with any regulatory authority where required and will be subject to any required approval.

                                  7. TRANSFERS

The owner may transfer all or a portion of this contract's value among the Variable Investment Options, subject to the restrictions described below. GIAC must receive the owner's written request for transfer at its Customer Service Office in Good Order. GIAC reserves the right:
      o to limit transfers among the Variable Investment Options to once every 30 days; and
      o to charge for each transfer. The maximum amount of any transfer charge is $25. GIAC will deduct any transfer charge on a pro rata basis from the Variable Investment Options from which the amounts were transferred.

GIAC also reserves the right to limit the number of transfers in any contract year, or to refuse any transfer request if:
      o GIAC is concerned that excessive trading by the owner(s) or a specific transfer request or group of transfer requests may have a detrimental effect on the unit value or the share prices of the underlying Variable Investment Options; or
      o GIAC is informed by an underlying Variable Investment Option that the purchase or redemption of shares should be restricted due to excessive trading or that a specific transfer or group of transfers is deemed to have a detrimental effect on share prices of the affected underlying Variable Investment Option.

Transfers Before the Annuity Commencement Date

During the period up to 30 days before the Annuity Commencement Date, the owner may transfer all or a portion of the Accumulation Units credited under this contract among the Variable Investment Options, subject to the limit set by GIAC on the number of Variable Investment Options into which the Accumulation Value of the contract may be invested, if any.

Transfers After the Annuity Commencement Date

After the Annuity Commencement Date, if the owner has elected a variable annuity payout option, the owner may transfer all or a portion of the Annuity Units credited under such option among the Variable Investment Options. Transfers may be made only once each month. GIAC must receive transfer instructions in Good Order at least 15 days before the due date of the first variable annuity payment to which the transfer will apply.

The number of additional Annuity Units credited to a newly elected Variable Investment Option will be equal to (a) divided by (b), where:
      o (a) is the dollar amount of the monthly variable annuity payment that is to be transferred as of the transfer date; and
      o (b) is the value of an Annuity Unit in the newly elected Variable Investment Option as of the transfer date.

After the Annuity Commencement Date, the owner who has elected a fixed annuity payout may not transfer into or out of such option.


                                    Page 10                     oCONTRACT NUMBER

                              8. ACCUMULATION VALUE

Accumulation Value

The portion of the Accumulation Value attributable to a particular Variable Investment Option is determined by multiplying (a) by (b), where:
      o (a) is the number of Accumulation Units credited to this contract for that particular Allocation Option; and
      o (b) is the then current Accumulation Unit value for that Allocation Option.

This contract does not have any Accumulation Value on or after the Annuity Commencement Date.

Accumulation Units

Amounts allocated or transferred to a Variable Investment Option before the Annuity Commencement Date are used to purchase variable Accumulation Units. Accumulation Units are redeemed and cancelled when amounts are deducted, withdrawn, or transferred from a Variable Investment Option. The number of Accumulation Units purchased or redeemed in a Variable Investment Option equals
(a) divided by (b), where:
      o     (a) is the dollar value of the transaction; and
      o (b) is the value of an Accumulation Unit for the applicable Variable Investment Option as of the Valuation Date on which the transaction is processed.

Accumulation Unit Value for a Variable Investment Option

The Accumulation Unit value for a Variable Investment Option depends on the investment experience of that option and therefore may increase or decrease daily.

GIAC determines the Accumulation Unit value for each Variable Investment Option for every Valuation Period. The Accumulation Unit value for a Variable Investment Option for any Valuation Period is (a) multiplied by (b), where:
      o (a) is the Accumulation Unit value for that Variable Investment Option for the immediately preceding Valuation Period; and
      o (b) is the net investment factor, as described below, for the current Valuation Period.

Net Investment Factor

During the first four contract years, GIAC will assess a daily charge of
 .000042797 of the value of the assets allocated to each Variable Investment Option for its assumption of mortality and expense risks. On an annual basis, the charge is equal to 1.55% of the value of the assets allocated to these Variable Investment Options.

During the fifth and later contract years, GIAC will assess a daily charge of
 .000040016 of the value of the assets allocated to each Variable Investment Option for its assumption of mortality and expense risks. On an annual basis, this charge is equal to 1.45% of the value of the assets allocated to these Variable Investment Options.

GIAC will assess a daily charge of .000005485 of the value of the assets allocated to each Variable Investment Option for administrative expenses incurred by GIAC. On an annual basis, this charge is equal to .20% of the value of the assets allocated to these Variable Investment Options.

The net investment factor is used to calculate the value of an Accumulation Unit in any Variable Investment Option for a Valuation Period. The net investment factor is determined by dividing the sum of (a) and (b) by (c), and subtracting
(d) from the result, where:
      o     (a) is the net asset value per share of the investments held by the
            Variable Investment Option for the current Valuation Period;
      o     (b) is the per share amount of any dividends or other distributions made by the investments held by the Variable Investment Option during the current Valuation Period;
      o (c) is the net asset value per share of the investments held by the Variable Investment Option for the immediately preceding Valuation Period;
      o (d) is the sum of the daily charges GIAC deducts from the Variable Investment Options for:
            o the mortality and expense risks and administrative expenses assumed by GIAC; and
            o     annuity taxes, if any.

The net investment factor may be less than 1.00 since it is based on the investment experience of Account F.

Contract Fee

On each Contract Anniversary on or before the Annuity Commencement Date, GIAC will deduct a contract fee of $35 from the Accumulation Value of this contract. This fee will be deducted from each Variable Investment Option in proportion to the portion of the Accumulation Value attributable to each particular Allocation Option on that Contract Anniversary. However, if this contract is surrendered on a date other than a Contract Anniversary, GIAC will deduct the contract fee on the date of surrender. GIAC will waive the contract fee if the Accumulation Value on the Contract Anniversary or upon total surrender is $100,000 or more.

Tax Charge

In jurisdictions in which a tax is payable when premium payments are received, GIAC will deduct the amount of tax payable from the contract's Accumulation Value when it is applied under a payout option or upon surrender.

In jurisdictions which do not require payment of a tax, the above paragraph will not apply.


                                    Page 11                     oCONTRACT NUMBER

                               9. SURRENDERS AND WITHDRAWALS

Surrender of Contract

Before the Annuity Commencement Date and while the annuitant is living, the owner may surrender this contract for its surrender value as defined below. The contract will then terminate. The owner's request for such surrender must be received in Good Order by GIAC at its Customer Service Office. This contract must be sent to GIAC's Customer Service Office for cancellation.

The surrender value is determined by deducting (b), (c) and (d) from (a), where:
      o (a) is the Accumulation Value as of the Valuation Date on which GIAC receives the owner's written request for surrender in Good Order;
      o (b) is any applicable contingent deferred sales charge, as described below;
      o     (c) is any applicable contract fee; and
      o     (d) is annuity taxes, if any.

Partial Withdrawals

Before the Annuity Commencement Date and while the annuitant is living, the owner may withdraw part of this contract's Accumulation Value, subject to the conditions described below. The owner's request for any partial withdrawal must be received in Good Order by GIAC at its Customer Service Office.

Any partial withdrawal payment will be reduced by any contingent deferred sales charges (described below) and any applicable annuity taxes. The amount of any partial withdrawal and any applicable contingent deferred sales charge and annuity taxes, if any, will be deducted from the Variable Investment Options in proportion to the amount of the Accumulation Value attributable to each Variable Investment Option as of the Valuation Date on the date GIAC receives the owner's written request for withdrawal in Good Order.

The total Accumulation Value remaining after a partial withdrawal must be at least $500. If a partial withdrawal results in the Accumulation Value falling below $500, then GIAC reserves the right to cancel the contract and pay the surrender value to the owner.

Contingent Deferred Sales Charges

If the owner makes a partial withdrawal or surrenders the contract, a contingent deferred sales charge may be incurred against amounts withdrawn or surrendered during the first four contract years. A contingent deferred sales charge will not apply to amounts withdrawn or surrendered during the fifth contract year or later. If this contract is surrendered, GIAC will deduct, if applicable, a contingent deferred sales charge and the contract fee from the amount otherwise payable (See "Surrender of Contract" provision above). The amount of the contingent deferred sales charge, if any, will be a percentage, as shown in the table below, of the amount withdrawn or surrendered:

                   Contingent Deferred
  Contract            Sales Charge
    Year               Percentage

      1                    3%
      2                    2%
      3                    1%
      4                    1%
      5                    0%
  and later.

The maximum contingent deferred sales charge will be equal to 3% of the lesser of:
      o the total of all premium payments made within the first contract year; or
      o     the amount withdrawn or surrendered.

However, in the first four contract years, the owner may make a partial withdrawal, without incurring a contingent deferred sales charge, of an amount equal to the greater of:
      o the excess of the Accumulation Value on the date of withdrawal over the Unliquidated Net Premium payments made in the first contract year; or
      o 10% of the total premium payments made during the first contract year, minus the aggregate amount of all prior partial withdrawals made during the current contract year.

For the purpose of calculating the contingent deferred sales charge and in order to minimize the applicable contingent deferred sales charge, all amounts withdrawn are deemed to be withdrawn on a last-in first-out basis. Premium payments made in the second contract year and later will not be subject to a contingent deferred sales charge upon withdrawal.


                                    Page 12                     oCONTRACT NUMBER

                        10. PAYMENT OF CONTRACT PROCEEDS

Annuity Payments

If the annuitant is living and this contract is in force on the Annuity Commencement Date, GIAC will make monthly variable annuity payments to the owner under Variable Annuity Payout Option V-2, as stated in "Annuity Benefit" on page 6, or, if elected, one of the other annuity payout options. Payment of any annuity benefit or death benefit may be made under either a fixed or variable annuity payout option or a combination of both. If annuity payout option F-3 or V-3 is chosen, the owner must also select a joint annuitant during the annuitant's lifetime.

All monthly annuity payments are based on:
            o the sex and age of the annuitant at the birthday nearest the date payments are to begin; and
            o     the annuity payout option elected.

The Annuity Payout Option Tables are based on the Annuity 2000 Mortality Table.

Payees

While the annuitant is living, the owner may name or change one or more beneficiaries who will be the payee or payees under an annuity payout option after the death of the annuitant.

Only individuals who are to receive payments in their own behalf may be named as payees, unless GIAC agrees otherwise.

Variable Annuity Payout Options

The amount of any variable annuity payments after the first will increase or decrease according to the value of the variable Annuity Units, which reflect the investment experience of the Variable Investment Option(s) elected.

The amount of each variable annuity payment under a variable annuity payout option depends on an assumed investment return. In the election of any of these options, the effective annual assumed investment return chosen can be:
      o     0%; or
      o     3 1/2%; or
      o     5%, if allowed by applicable law or regulation.

If no choice is made, an effective annual interest rate of 3 1/2% will be used as the assumed investment return. The variable annuity payout rates shown on the following pages for the variable annuity payout options are based on the 3 1/2% rate. The amount of the first monthly payment for the 3 1/2% assumed investment return payout options will be based on rates not less than the rates shown in the Variable Annuity Payout Option Tables on page 16. The interest rate used to compute the present value of any remaining unpaid payments will be the assumed investment return.

Option V-1 - Life Annuity without Guaranteed Period

GIAC will make monthly variable annuity payments during the lifetime of the annuitant. GIAC does not guarantee a minimum number of annuity payments under this option. This option does not provide a death benefit to any beneficiaries upon the annuitant's death.

Option V-2 - Life Annuity with 10 Year Guaranteed Period

GIAC will make monthly variable annuity payments during the lifetime of the annuitant. Payments are guaranteed for a period of 10 years. If the annuitant dies before the end of the guaranteed period, GIAC will pay the balance of the payments to the beneficiary for the remainder of that period, unless the beneficiary elects to be paid the present value of the current dollar amount of the then remaining annuity payments in a lump sum. If the beneficiary dies while receiving such payments, the present value of the remaining number of variable annuity payments will be paid in one sum to the beneficiary's estate.

Option V-3 - Joint and Survivor Annuity

GIAC will make monthly variable annuity payments while the annuitant and the joint annuitant are living and during the survivor's remaining lifetime. When an annuitant dies, payments based on two-thirds of the number of Annuity Units in effect while both were living will continue for the lifetime of the survivor.

Option V-4 - Variable Annuity Payments to Age 100

GIAC will make monthly variable annuity payments, which will continue for a whole number of years. The number of years will equal 100 minus the annuitant's age on the Annuity Commencement Date. If the annuitant dies before age 100, GIAC will pay the balance of the payments to the beneficiary for the remainder of that period, unless the beneficiary elects to be paid the present value of the current dollar amount of the then remaining annuity payments in a lump sum. If the beneficiary dies while receiving such payments, the present value of the remaining number of variable annuity payments will be paid in one sum to the beneficiary's estate. Under this option, the payee has the right to change to Option V-1, the Life Annuity without Guaranteed Period option.


                                    Page 13                     oCONTRACT NUMBER

Under this option, the payee also has the right to withdraw the present value of the remaining payments. If a contingent deferred sales charge was waived when the contract proceeds were applied to the payout option, the present value will be reduced by a portion of the charge that was waived. The amount deducted from the present value will be i. times (ii. divided by iii.):
      o     i. the charge that was waived;
      o ii. the number of whole months of any remaining unpaid payments until the date when the charge would be zero;
      o iii. the number of whole months remaining when the contract proceeds were applied to the payout option until the date when the charge would be zero.

Fixed Annuity Payout Options

Option F-1 - Life Annuity without Guaranteed Period GIAC will make monthly fixed annuity payments during the lifetime of the annuitant. GIAC does not guarantee a minimum number of annuity payments under this option. This option does not provide a death benefit to any beneficiaries upon the annuitant's death. The amount of the monthly payment will be based on the Option F-1 table on page 17. The guaranteed monthly payments shown in the Option F-1 table include interest at a rate of 3% a year.

Option F-2 - Life Annuity with 10 Year Guaranteed Period

GIAC will make monthly fixed annuity payments during the lifetime of the annuitant. The amount of the monthly payment will be based on the Option F-2 table on page 17. The guaranteed monthly payments shown in the Option F-2 table include interest at a rate of 3% a year. Payments are guaranteed for a period of 10 years. If the annuitant dies before the end of the guaranteed period, GIAC will pay the balance of the payments to the beneficiary for the remainder of that period, unless the beneficiary elects to be paid the present value of the then remaining annuity payments in a lump sum. If the beneficiary dies while receiving such payments, the present value of the remaining number of annuity payments will be paid to the beneficiary's estate.

Option F-3 - Joint and Survivor Annuity

GIAC will make monthly fixed annuity payments while the annuitant and the joint annuitant are living and during the survivor's remaining lifetime. When an annuitant dies, payments based on two-thirds of the amount of the payment in effect while both were living will continue for the lifetime of the survivor. The amount of the monthly payment will be based on the Option F-3 table on page
17. The guaranteed monthly payments shown in the Option F-3 table include interest at a rate of 3% a year.

Determination of Annuity Payments

On the Annuity Commencement Date, GIAC will determine the Accumulation Value. The portion of the Accumulation Value attributable to each Allocation Option is determined by multiplying (a) by (b), and deducting (c) from the result, where:
      o (a) is the Accumulation Unit value on the Valuation Date 10 days before the date the first annuity payment is due;
      o (b) is the number of Accumulation Units credited to the owner's account as of the date the first annuity payment is due; and
      o     (c) is any applicable annuity taxes not previously deducted.

The Variable Annuity Payment Option Tables on page 16 indicate the dollar amount of the first monthly annuity payment for each Variable Annuity Payout Option which can be purchased with each $1,000 of Accumulation Value. The Fixed Annuity Payout Option Tables on page 17 indicate the dollar amount of the guaranteed monthly annuity payment for each Fixed Annuity Payout Option which can be purchased with each $1,000 of Accumulation Value. The first guaranteed variable annuity payment and guaranteed fixed annuity payments are determined by multiplying (a) by (b), where:
      o (a) is the amount shown in the applicable table for the annuitant's sex and age on the Annuity Commencement Date; and
      o     (b) is the number of thousands of dollars of Accumulation Value.

Annuity Unit Values

If a Variable Annuity Payout Option has been elected, the Accumulation Value of this contract will be applied to purchase Annuity Units. Annuity Units are used to determine the amount of each variable annuity payment after the first.

The value of an Annuity Unit is determined independently for each Variable Investment Option. The dollar value of Annuity Units may increase or decrease depending upon the investment experience of the Variable Investment Option(s) elected.

The value of an Annuity Unit in each Variable Investment Option was established at $1.00 on the date operations began for each such Variable Investment Option. The value of an Annuity Unit at the end of any subsequent Valuation Period is equal to (a) multiplied by (b), where:
      o (a) is the Annuity Unit value for the immediately preceding Valuation Period; and
      o     (b) is the annuity change factor for the current Valuation Period.


                                    Page 14                     oCONTRACT NUMBER

The annuity change factor is equal to the net investment factor (as described in "Net Investment Factor" on page 11) for the same Valuation Period, adjusted to recognize the assumed investment return used in determining the amounts of variable annuity payments. The valuation of all assets in Account F will be determined in accordance with all applicable laws and regulations.

Determination of Variable Annuity Payments After the First

The amount of each variable annuity payment made after the first is determined by multiplying (a) by (b), where:
      o     (a) is the number of Annuity Units in each Variable Investment
            Option; and
      o (b) is the appropriate Annuity Unit value as of the Valuation Date 10 days prior to the date the variable annuity payment is due.

The number of Annuity Units in each option is determined by dividing (a) by (b), where:
      o (a) is the amount of the first monthly variable annuity payment for each Variable Investment Option; and
      o (b) is the value of the Annuity Unit on the date the first variable annuity payment is made.

The number of Annuity Units remains fixed during the annuity payment period, provided no transfers among Variable Investment Options are made.

GIAC guarantees that the dollar amount of each variable annuity payment after the first will not be adversely affected by:
      o     the actual administrative expenses it incurs; or
      o variations in mortality experience from the mortality assumptions upon which the first payment is based.

Annuity Payout Options: General Provisions

      o At least $2,000 must be applied under an Annuity Payout Option. Proceeds of a smaller amount will be paid in one sum.
      o GIAC reserves the right to change the frequency of payment if monthly annuity payments are or become $20 or less.
      o GIAC requires satisfactory proof of the age and sex of the annuitant prior to the date annuity payments begin.
      o The annuity payout options will not be available with respect to any part of the proceeds payable to an assignee or to other than a natural person entitled to receive proceeds, except with the consent of GIAC.
      o The owner or any payee does not have the right to advance or assign payments made under an annuity payout option.
      o To the extent permitted by law, the death benefit and the payments made under an annuity payout option will not be subject to encumbrance, or to the claims of creditors or legal process.


                                    Page 15                     oCONTRACT NUMBER

                      VARIABLE ANNUITY PAYOUT OPTION TABLES

      DOLLAR AMOUNT OF THE FIRST MONTHLY VARIABLE ANNUITY PAYMENT PURCHASED
                      WITH EACH $1,000 OF PROCEEDS APPLIED

Nearest       Option V-1               Option V-2       Option V-3 Joint and Survivor Annuity               Option V-4
 Age of      Life Annuity             Life Annuity      Nearest    Nearest Age of Female Annuitant        Period Certain
Annuitant      No period               10 years       Age of Male  at Date of First Payment                  to Age 100
at Date         certain                 certain        Annuitant
of First                                              at Date of
Payment                                                  First    Age 10      Age 5                Age
              M           F          M          F       Payment     Yrs        Yrs        Same    5 Yrs    Age     Years
                                                                   Less       Less         Age    Older            to 100

   45        3.93        3.70       3.92       3.70       45       3.50       3.57        3.64              45       55       3.37
   46        3.98        3.74       3.96       3.73       46       3.53       3.59        3.68              46       54       3.39
   47        4.03        3.78       4.01       3.77       47       3.55       3.63        3.71              47       53       3.41
   48        4.08        3.82       4.06       3.81       48       3.58       3.66        3.75              48       52       3.44
   49        4.13        3.86       4.11       3.85       49       3.61       3.69        3.78              49       51       3.46
   50        4.19        3.90       4.17       3.89       50       3.64       3.73        3.83              50       50       3.49
   51        4.25        3.95       4.22       3.94       51       3.67       3.76        3.87              51       49       3.51
   52        4.31        4.00       4.28       3.99       52       3.71       3.80        3.91              52       48       3.54
   53        4.38        4.05       4.35       4.04       53       3.74       3.84        3.96              53       47       3.57
   54        4.45        4.11       4.41       4.09       54       3.78       3.89        4.01              54       46       3.60
   55        4.52        4.16       4.48       4.15       55       3.82       3.93        4.06              55       45       3.64
   56        4.60        4.22       4.56       4.21       56       3.86       3.98        4.11              56       44       3.67
   57        4.68        4.29       4.63       4.27       57       3.90       4.03        4.17              57       43       3.71
   58        4.77        4.36       4.71       4.33       58       3.95       4.08        4.23              58       42       3.75
   59        4.86        4.43       4.80       4.40       59       4.00       4.14        4.30              59       41       3.79
   60        4.96        4.51       4.89       4.48       60       4.05       4.19        4.36              60       40       3.83
   61        5.07        4.59       4.99       4.55       61       4.10       4.26        4.44              61       39       3.88
   62        5.18        4.67       5.09       4.64       62       4.16       4.32        4.51              62       38       3.92
   63        5.30        4.77       5.20       4.72       63       5.22       4.39        4.59              63       37       3.98
   64        5.43        4.86       5.31       4.81       64       4.28       4.46        4.68              64       36       4.03
   65        5.57        4.97       5.42       4.91       65       4.35       4.54        4.77              65       35       4.09
   66        5.71        5.08       5.55       5.01       66       4.42       4.62        4.87              66       34       4.15
   67        5.87        5.20       5.67       5.12       67       4.49       4.71        4.97              67       33       4.22
   68        6.04        5.33       5.81       5.24       68       4.57       4.80        5.08              68       32       4.29
   69        6.22        5.46       5.95       5.36       69       4.65       4.90        5.20              69       31       4.37
   70        6.40        5.61       6.09       5.49       70       4.74       5.01        5.33              70       30       4.45
   71        6.60        5.77       6.24       5.62       71       4.83       5.12        5.46              72       29       4.53
   72        6.82        5.94       6.39       5.76       72       4.93       5.24        5.61              72       28       4.63
   73        7.04        6.12       6.55       5.91       73       5.03       5.36        5.76              73       27       4.73
   74        7.28        6.32       6.71       6.07       74       5.14       5.50        5.92              74       26       4.84
   75        7.54        6.53       6.87       6.23       75       5.26       5.64        6.10              75       25       4.96
   76        7.81        6.76       7.04       6.40       76       5.38       5.79        6.29              76       24       5.09
   77        8.10        7.01       7.21       6.58       77       5.51       5.95        6.49              77       23       5.24
   78        8.41        7.27       7.38       6.76       78       5.65       6.13        6.70              78       22       5.39
   79        8.75        7.55       7.56       6.95       79       5.80       6.31        6.93              79       21       5.56
   80        9.10        7.86       7.73       7.13       80       5.96       6.51        7.18              80       20       5.75
   81        9.48        8.19       7.90       7.33       81       6.13       6.73        7.44              81       19       5.97
   82        9.89        8.54       8.07       7.52       82       6.31       6.96        7.73              82       18       6.20
   83       10.33        8.93       8.23       7.71       83       6.50       7.20        8.03              83       17       6.47
   84       10.79        9.34       8.39       7.89       84       6.71       7.47        8.36              84       16       6.76
   85       11.28        9.79       8.54       8.07       85       6.93       7.75        8.71              85       15       7.10
   86       11.81       10.27       8.68       8.25       86       7.17       8.05        9.08              86       14       7.49
   87       12.38       10.79       8.82       8.41       87       7.42       8.37        9.48              87       13       7.94
   88       13.00       11.35       8.95       8.57       88       7.70       8.72        9.92              88       12       8.46
   89       13.65       11.95       9.07       8.71       89       7.99       9.09       10.38              89       11       9.09
   90       14.34       12.56       9.18       8.85       90       8.30       9.50       10.89              90       10       9.83

The variable income rates shown above are based on an effective annual assumed investment return of 3 1/2% per year. The dollar amount of the monthly annuity payment purchased for ages not shown in the tables is available upon request.


                                    Page 16                     oCONTRACT NUMBER

                       FIXED ANNUITY PAYOUT OPTION TABLES

          DOLLAR AMOUNT OF THE MONTHLY FIXED ANNUITY PAYMENT PURCHASED
                      WITH EACH $1,000 OF PROCEEDS APPLIED

                    Option F-1        Option F-2                  Option F-3 - Joint and Survivor Annuity
                   Life Annuity      Life Annuity         Nearest     Nearest Age of Female Annuitant
 Nearest Age         No Period         10 Years           Age of      at Date of First Payment
of Annuitant          Certain           Certain        Male Annuitant
 at Date of                                              at Date of
First Payment                                           First Payment       Age       Age                    Age
                    M        F        M        F                          10 Years  5 Years       Same     5 Years
                                                                            Less      Less         Age     Older

     45           3.63     3.40     3.62     3.39            45             3.19       3.26       3.34        3.37
     46           3.68     3.44     3.66     3.43            46             3.21       3.29       3.37        3.41
     47           3.73     3.48     3.71     3.47            47             3.24       3.32       3.41        3.45
     48           3.78     3.52     3.76     3.51            48             3.27       3.35       3.45        3.49
     49           3.83     3.56     3.82     3.55            49             3.30       3.39       3.48        3.53
     50           3.89     3.61     3.87     3.60            50             3.33       3.42       3.53        3.57
     51           3.95     3.65     3.93     3.65            51             3.37       3.46       3.57        3.62
     52           4.02     3.70     3.99     3.69            52             3.40       3.50       3.62        3.66
     53           4.08     3.76     4.06     3.75            53             3.44       3.54       3.66        3.72
     54           4.16     3.81     4.12     3.80            54             3.48       3.59       3.71        3.77
     55           4.23     3.87     4.19     3.86            55             3.52       3.63       3.77        3.82
     56           4.31     3.93     4.27     3.92            56             3.56       3.68       3.82        3.88
     57           4.39     4.00     4.35     3.98            57             3.60       3.73       3.88        3.94
     58           4.48     4.07     4.43     4.05            58             3.65       3.79       3.94        4.01
     59           4.57     4.14     4.52     4.12            59             3.70       3.84       4.01        4.08
     60           4.67     4.22     4.61     4.19            60             3.75       3.90       4.08        4.15
     61           4.78     4.30     4.71     4.27            61             3.80       3.96       4.15        4.23
     62           4.89     4.39     4.81     4.35            62             3.86       4.03       4.23        4.31
     63           5.01     4.48     4.92     4.44            63             3.92       4.10       4.31        4.40
     64           5.14     4.58     5.03     4.53            64             3.98       4.17       4.39        4.49
     65           5.28     4.68     5.15     4.63            65             4.05       4.25       4.49        4.59
     66           5.43     4.80     5.27     4.74            66             4.12       4.34       4.58        4.69
     67           5.58     4.92     5.40     4.84            67             4.19       4.42       4.69        4.81
     68           5.75     5.04     5.53     4.96            68             4.27       4.52       4.80        4.93
     69           5.93     5.18     5.67     5.08            69             4.36       4.62       4.92        5.05
     70           6.11     5.33     5.82     5.21            70             4.44       4.72       5.05        5.19
     71           6.31     5.49     5.97     5.35            71             4.54       4.83       5.18        5.34
     72           6.53     5.66     6.12     5.49            72             4.64       4.95       5.32        5.49
     73           6.75     5.84     6.28     5.64            73             4.74       5.08       5.48        5.66
     74           6.99     6.04     6.44     5.80            74             4.85       5.21       5.64        5.83
     75           7.24     6.25     6.61     5.97            75             4.97       5.35       5.82        6.02
     76           7.51     6.48     6.78     6.14            76             5.09       5.51       6.00        6.23
     77           7.81     6.72     6.95     6.31            77             5.22       5.67       6.21        6.44
     78           8.12     6.99     7.13     6.50            78             5.36       5.84       6.42        6.67
     79           8.45     7.27     7.30     6.68            79             5.51       6.03       6.65        6.92
     80           8.80     7.57     7.48     6.88            80             5.67       6.23       6.89        7.19
     81           9.18     7.90     7.65     7.07            81             5.83       6.44       7.16        7.47
     82           9.59     8.25     7.82     7.26            82             6.02       6.67       7.44        7.78
     83          10.02     8.64     7.99     7.45            83             6.21       6.91       7.74        8.10
     84          10.48     9.05     8.15     7.64            84             6.42       7.18       8.07        8.46
     85          10.98     9.49     8.30     7.83            85             6.64       7.46       8.42        8.83
     86          11.50     9.97     8.45     8.00            86             6.87       7.76       8.79        9.24
     87          12.07    10.49     8.58     8.17            87             7.13       8.08       9.19        9.67
     88          12.69    11.05     8.72     8.33            88             7.40       8.43       9.63       10.14
     89          13.34    11.64     8.84     8.48            89             7.69       8.80      10.09       10.63
     90          14.02    12.25     8.95     8.62            90             8.00       9.20      10.59       11.16


The dollar amount of the monthly annuity payment purchased for ages not shown in the tables are available upon request.


                                                                oCONTRACT NUMBER

                             11. GENERAL PROVISIONS

The Contract

The entire contract consists of the basic contract and any attached endorsements, additional benefit riders, and application(s). GIAC relied upon the application(s) in issuing this contract. All statements in the application(s) are assumed to be true to the best knowledge and belief of the person(s) making them. These statements are representations and not warranties.

Only the President, a Vice President, or the Secretary of GIAC may make or modify this contract, and then only in writing. No agent is authorized to:
      o     change this contract;
      o     waive any of GIAC's requirements; or
      o     waive an answer to any question in the application(s).

GIAC will not be bound by any promise or statement made by any agent or other person except as stated above.

GIAC may at any time make any change in this contract to the extent that such change is required in order to make this contract conform with any law or any regulation issued by any governmental authority to which it is subject.

Any paid-up annuity benefit, surrender value, or death benefit payable under this contract is not less than the minimum required by the jurisdiction in which this contract is delivered.

Age and Sex

If the age or sex of the annuitant has been misstated, GIAC will adjust any benefit payable under this contract, based on the correct age and sex. Overpayments made by GIAC because of such misstatement, with interest at 6% a year, compounded annually, will be charged against benefits falling due after the adjustment. If underpayments are made by GIAC because of such misstatement, GIAC will pay the balance immediately, with 6% interest, compounded annually.

Proof of Age and Survival

GIAC has the right to require satisfactory proof:
      o     of the age of the payee or payees; and
      o that a payee is living when a payment is contingent upon the payee's survival.

Communications with GIAC

GIAC receives all communications only at its Customer Service Office. Please include the contract number, full names of any owner(s) and annuitant, and each owner's current address in all correspondence with GIAC.

Payments by GIAC

Any payment by GIAC under this contract is payable at its Customer Service Office. GIAC reserves the right to require surrender of this contract prior to payment of the death benefit.

Nonparticipating

This contract is not eligible for dividends and will not share in the surplus earnings of GIAC.

Ownership of the Assets

GIAC shall have ownership and control of its assets, including all assets allocated to Account F.

Deferment

GIAC will ordinarily pay any partial withdrawals or surrender proceeds within seven (7) days after the date the owner's request for withdrawal or surrender is received in Good Order by GIAC at its Customer Service Office. However, when permitted by law, GIAC may defer payment of any partial withdrawals or surrender proceeds for up to 6 months after written request for such withdrawal or surrender is received in Good Order by GIAC at its Customer Service Office.

The amount payable will be determined as of the date written request is received by GIAC in Good Order at its Customer Service Office. Interest will accrue daily, starting on the date deferment begins, at the rate of 3% on any amount deferred 30 days or more.

GIAC may defer calculation or payment of any partial withdrawals or surrender proceeds or the transfer of amounts based on separate account performance if:
      o the New York Stock Exchange is closed for trading or trading has been suspended; or
      o the Securities and Exchange Commission restricts trading or determines that a state of emergency exists which may make such calculation, payment, or transfer impracticable.


                                    Page 18                     oCONTRACT NUMBER

Reports to the Owner

GIAC will provide a written report to the owner once each contract year while this contract has an Accumulation Value. No reports will be sent after monthly annuity payments begin. The annual report will include the following information as of the most recent Contract Anniversary:
      o     the Accumulation Value; and
      o     the surrender value.

The report will also include any other information required by the jurisdiction in which this contract is delivered.


                                    Page 19                     oCONTRACT NUMBER

                               ALPHABETICAL INDEX
Subject                                                         Page

Accumulation Units .........................................    4, 11
Accumulation Unit Value for a Variable Investment Option ...       11
Accumulation Value .........................................    4, 11
Age and Sex ................................................    3, 18
Allocation of Net Premiums .................................        8
Annuity Benefit ............................................        6
Annuity Commencement Date ..................................     3, 6
Annuity Payments ...........................................       13
Annuity Unit Values ........................................       14
Assignment .................................................        5
Beneficiary ................................................        5
Change of Owner or Beneficiary .............................        5
Change of Annuity Commencement Date or Annuity Payout Option        6
Communications with GIAC ...................................       18
Contingent Annuitant .......................................     4, 5
Contingent Deferred Sales Charge ...........................       12
Contract Anniversary .......................................        4
Contract Data ..............................................        3
Contract Fee ...............................................       11
Contract, The ..............................................       18
Death Benefits .............................................        7
Death of Annuitant Before Annuity Commencement Date
When the Annuitant is Not an Owner .........................        7
Death of an Owner ..........................................        7
Deferment ..................................................       18
Definitions ................................................        4
Determination of Annuity Payments ..........................       14
Determination of Variable Annuity Payments After the First .       14
Fixed Annuity Payout Options ...............................       14
Fixed Annuity Payout Option Tables .........................       17
Guardian Separate Account F ................................        9
Investment Divisions .......................................        9
Issue Date .................................................     3, 4
Joint Owners ...............................................        5
Monthly Anniversary ........................................        4
Net Investment Factor ......................................       11
Nonparticipating ...........................................       18
Owner ......................................................     3, 5
Ownership of the Assets ....................................       18
Partial Withdrawals ........................................       12
Payees .....................................................       13
Payments by GIAC ...........................................       18
Payment of Contract Proceeds ...............................       13
Premiums ...................................................        8
Proof of Age and Survival ..................................       18
Reports to the Owner .......................................       19
Rights Reserved ............................................        9
Special Rules ..............................................        7
Surrender of Contract ......................................       12
Transfers After the Annuity Commencement Date ..............       10
Transfers Before the Annuity Commencement Date .............       10
Valuation Date .............................................        4
Valuation Period ...........................................        4
Variable Annuity Payout Options ............................   13, 14
Variable Annuity Payout Option Tables ......................       16

            Individual Flexible Premium Deferred Variable Annuity Contract

            o Premiums payable before the Annuity Commencement Date, in accordance with contract provisions
            o     Monthly annuity payments begin on the Annuity Commencement
                  Date
            o Benefits based on the investment experience of a Separate Account are variable and are not guaranteed
            o     Non-participating - No dividends payable

[GRAPHIC OMITTED-GUARDIAN]